                                                                   EXHIBIT 3



            ---------------------------------------------------------

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                             INTERNET HOLDINGS, INC.

            ---------------------------------------------------------


                  Pursuant to the provision of Section 16-10a-1006 of the Utah Revised Business Corporation Act, Internet Holdings, Inc. (the "Company") hereby adopts the following amendments to its Articles of Incorporation:


                                   AMENDMENT I

                  1. Effective upon filing with the Secretary of State of Utah on October 10, 2000, Article I of the Company's Articles of Incorporation is amended to read as follows:

                  ARTICLE I - CORPORATE NAME. The name of the Corporation is HTTP Technology, Inc.

                  2. The above amendment to the Articles of Incorporation of Internet Holdings, Inc., was duly adopted by the shareholders of the corporation on October 10, 2000, pursuant to the requirements of the Utah Revised Business Corporation Act, as follows:
                                                             UNDISPUTED
VOTING GROUP       NUMBER OF SHARES    UNDISPUTED VOTES      NUMBER OF VOTES
DESIGNATION        OUTSTANDING         ALLOWED               REPRESENTED
------------       -----------------   ----------------      -----------------
Common Stock        18,737,444          18,737,444             13,589,589

                 The shareholders voted as follows on such Amendment:

VOTING GROUP DESIGNATION      VOTES FOR AMENDMENT        VOTES AGAINST AMENDMENT
------------------------      -------------------        -----------------------
Common Stock                  13,589,545                 855


                  The number of shares cast for the amendment was sufficient for approval of the amendment.


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                  3. Pursuant to the provisions of Section 16-10a-123(1), this amendment shall be effective upon filing with the Secretary of State of Utah.


                                  AMENDMENT II

                  1. Effective October 10, 2000, upon filing with the Secretary of State of Utah, the Company's Articles of Incorporation are amended to add a new Article XI as follows:

                  ARTICLE XI - SHAREHOLDER ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more consents in writing, setting forth the action, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. If written consents of less than all the shareholders have been obtained, notice of such shareholder approval by written consent shall be given at least ten (10) days before the consummation of the action authorized by such written consent to those shareholders entitled to vote who have not consented in writing and to non-voting shareholders. Such notice shall contain or be accompanied by the same type of material that would have been required if a formal meeting had been called to consider the action. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

                  2. The above amendment to the Articles of Incorporation of Internet Holdings, Inc., was duly adopted by the shareholders of the corporation on October 10, 2000, pursuant to the requirements of the Utah Revised Business Corporation Act, as follows:

VOTING GROUP       NUMBER OF SHARES    UNDISPUTED VOTES      NUMBER OF VOTES
DESIGNATION        OUTSTANDING         ALLOWED               REPRESENTED
------------       -----------------   ----------------      -----------------
Common Stock        18,737,444          18,737,444            13,589,589

                  The shareholders voted as follows on such Amendment:

VOTING GROUP DESIGNATION      VOTES FOR AMENDMENT        VOTES AGAINST AMENDMENT
------------------------      -------------------        -----------------------
Common Stock                    13,584,566                     3,698

                  The number of shares cast for the amendment was sufficient for approval of the amendment.


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                  3. Pursuant to the provisions of Section 16-10a-123(1), this amendment shall be effective upon filing with the Secretary of State of Utah.

                  IN WITNESS WHEREOF, the undersigned president and secretary, having been thereunto duly authorized, have executed the foregoing Articles of Amendment for the Company this 10th day of October, 2000.





                               /s/ STEFAN ALLESCH-TAYLOR
                               --------------------------------
                               Stefan Allesch-Taylor
                               President


ATTEST:



/s/ JASON FORSYTH
-----------------------
By: Jason Forsyth
Secretary